Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Nov. 12. 2008 / 10:00AM ET

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
C O R P O R A T E   P A R T I C I P A N T S
Jack Harper
Concho Resources, Inc. — VP of Business Development and Capital Markets
Tim Leach
Concho Resources, Inc. — Chairman and CEO
Steve Beal
Concho Resources, Inc. — President and COO
C O N F E R E N C E   C A L L   P A R T I C I P A N T S
Joe Allman
JPMorgan Chase & Co. — Analyst
Michael Jacobs
Tudor, Pickering, Holt & Co. Securities — Analyst
Mark Lear
Sidoti & Company — Analyst
Michael Scialla
Thomas Weisel Partners — Analyst
Houston Netherland
Natixis Bleichroeder — Analyst
Jeff Robertson
Barclays Capital — Analyst
P R E S E N T A T I O N
Operator
Good day, ladies and gentlemen, and welcome to the Third Quarter 2008 Concho Resources, Inc. Conference Call. My name is Dan, and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference.
(Operator Instructions)
As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today’s call, Mr. Jack Harper. Please proceed, sir.

Jack Harper - Concho Resources, Inc. — VP of Business Development and Capital Markets
Morning. The following conference call contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21-E of the Securities Exchange Act of 1934.
All statements other than statements of historical facts included in this conference call that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.
These statements are based on certain assumptions made by the company, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
Additional information concerning the factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company’s annual report on Form 10-K, and quarterly reports on Form 10-Q, under the heading, Cautionary Statement Regarding Forward-Looking Statements, as filed with the Securities and Exchange Commission.
Any forward-looking statements speaks only as of the date on which such statement is made, and the company undertakes no obligation to correct or update any forward-looking statement, except as required by applicable law. I’ll now turn the call over to Tim Leach, our Chairman and CEO.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Thanks, Jack. Thank you for dialing in. Thanks for your interest in Concho. I’ve got the Concho management team here with me. You’ll be hearing from me and Steve Beal. We have some comments and review that we’re going to make, and then we’ll turn it back over, and look forward to answering your questions.
As all of you have experienced, the third quarter of 2008 was one of the most challenging in our industry’s history. Oil prices declined 29% during the quarter, and have continued to show weakness. The Concho team has experienced this type of volatility in the past, and will continue to execute the same strategy that’s been successful for us over the last 20 years, specifically, staying within cash flow.
During the third quarter, Concho produced 1.9 million BOEs, which was a 58% increase over the third quarter of 2007. If you exclude the Henry acquisition, organic production increased 33% over 2007. We also experienced increases in cash flow, due to the increased price in production. EBITDAX of $122 million is up 130% over the same period in 2007.
Operationally, we added 48 net drill wells and 49 re-completions during the quarter at a cost of $110 million. Additionally, for 2008, we will marginally under-spend our cash flow due to two major factors — the reduced number of net wells drilled in our core New Mexico asset, and also the postponement of certain projects outside our core areas.
On November 6th, Concho’s Board approved the 2009 capital budget, which will fund projects from cash flow, up to a total amount of $500 million. This amount is a continuation of our current level of drilling activity, and includes six rigs in the New Mexico Yeso play, eight rigs in the Wolfcamp play of West Texas, one rig in the Lower Abo Wolfcamp oil play, and participation as a non-operator in a two-rig program in the North Dakota Bakken shale play.
Approximately 90% of this budget can be funded with internally generated after-tax cash flow, assuming NYMEX pricing that averages $65 oil and $6 gas, and production at the upper end of our new guidance. This does not assume any reduction of our drilling and completion costs from their current levels, although constructive discussions are underway with several of our largest vendors. We will monitor the direction both of commodity prices and drilling costs, and will adjust the capital budget and estimated production as warranted.
The 2009 capital plan is very similar to 2008; 92% of it’s in our core area, 88% is operated, and 61% of the CapEx will be drilling wells which will be moving reserves out of the 2-P and 3-P category. Additionally, while we’re pleased with the third-quarter results, there were a few non-cash items that we should mention. First, we reported a gain of $176 million, as a result of the mark-to-market of our commodity hedges. This compares to the mark-to-market loss of $90 million we experienced in the second quarter.
Secondly, we took a $14 million non-cash charge, the majority of which was to impair a portion of our acreage in the Delaware Basin shale play of Culberson County, and the Fayetteville shale play of Central Arkansas. While this acreage still has remaining term under the current conditions, it no longer fits into our near-term drilling plans.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
In summary, the things we control seem to be going well. Drilling is going according to plan. The wells are performing as we expect if not better. The Henry transition has been accomplished, and we continue to add new reserves. Historically, times like these have provided the best opportunities for value creation, and I think that Concho is well positioned.
The third quarter had a lot of moving parts in it. I’m going to turn it over to Steve Beal to describe in more detail some of those moving parts.

Steve Beal - Concho Resources, Inc. — President and COO
Thank you, Tim. I’d like to briefly touch on some of the operational and financial matters affecting the quarter, before we turn it to Q&A. Our third-quarter production of 1.9 million BOEs is net of the storm-related impact we experienced in the quarter, which was approximately 115,000 barrels equivalent. As a result of the interruptions we’ve experienced this year, including the carryover effect in the fourth quarter of the storms on the Gulf Coast, we currently expect full-year 2008 production of 7 million barrels of oil equivalent, which is still within the guidance range we published after the closing of the Henry acquisition on July 31.
We’re currently operating 17 rigs, all of which are in the Permian, and includes eight rigs on the Southeast New Mexico shelf, six of which are drilling to Yeso, and two of which are drilling in our Lower Abo horizontal play, and eight rigs in the Wolfberry in West Texas. At September 30, we had 43 wells that had been drilled, completed, and were producing from the Blinebry interval of the Yeso, that had not yet been completed in the Paddock interval. These wells have been completed in the Blinebry, utilizing the larger frac, which is a program we expect to continue into 2009.
Although we are continuing to gather data on the impact of the redesigned fracs, it does appear to us, now, that we’re capturing incremental reserves above our engineering model. We’re currently in the process of reviewing this data with our third-party engineer, and would expect to have some recognition of the positive impact of these fracs in our year-end 2008 engineering report.
We continue to see positive drilling results from the Abo horizontal oil play, and are currently running two rigs there. As a reminder, this play sits one township to the north of our core Southeast New Mexico shelf Yeso play, and it appears to us now as though the prospective area of the play is expanding.
As Tim alluded to, we now anticipate that our total 2008 capital expenditures will be approximately $355 million, as compared to the $389 million we anticipated. This reduction is attributable to a couple of factors.
First, we’ll drill seven fewer net wells and perform fewer re-fracs and deepenings on the shelf than planned, resulting in reduced CapEx of approximately $20 million. That’s partially the result of the way we’re completing the wells in the Blinebry now, and the fact that some of the re-completes into the Paddock won’t happen until after year-end, as we continue to gather data on the results of the Blinebry frac program.
Our exploration activity outside the shelf in the Wolfberry will be approximately $10 million less than we originally thought. And we’ll have about $4 million less of outside operated activity as a result of the decrease in the number of well proposals we’re receiving.
We’ll enter 2009 with a capital program, as Tim mentioned, concentrated in our core areas. Approximately two-thirds of the capital will be devoted to the Southeast New Mexico Shelf, a quarter of the capital will be devoted to Wolfberry, and the remainder will be devoted to the North Dakota Bakken on our joint venture in the Westberg area of McKenzie County with Newfield.
As you guys are all aware, the situation in our industry is very dynamic, as commodity prices and costs continue to fluctuate. We’ll aggressively monitor this and make appropriate changes as necessary, to honor our long-standing philosophy of spending

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
within cash flow. If we end 2009 having invested the monies we currently anticipate, our production growth in 2009, compared to pro forma 2008 production of approximately 8 million barrels equivalent, assuming the Henry acquisition had closed on January 1 of this year, will be somewhere in the range of 21% to 33%.
At September 30, our net debt was approximately $581 million, resulting in debt-to-total cap of about 33%. We currently have $330 million of availability under our $960 million senior revolving credit facility, after having completed our semiannual borrowing base re-determination in October. On the expense side of the income statement, we did, as Tim mentioned, recognize a third-quarter mark-to-market gain on our open commodity derivative position of about $176 million. In addition, we paid cash settlements on our derivatives totaling about $25 million for the quarter.
We have provided for you, in our press release, a summary of our outstanding open contracts as of September 30. As I’m sure most of you are aware, beginning in October, we’ve seen a widening of gas differentials in the Permian that are well outside their historical range. Our fourth-quarter revenues associated with residue gas will be negatively impacted by that as a result.
As you know, the Permian has historically enjoyed a relatively stable relationship to NYMEX. The futures market for 2009 would suggest that a return to that kind of stability is expected, and we’re evaluating the propriety of entering into additional basis hedges for 2009, associated with our expected gas production. Our total oil-and-gas-production costs of $27 million in the third quarter, included $12.5 million of leased-level operating expenses, with the balance being production-related taxes.
The increase in LOE per unit that we experienced in the quarter is largely attributable to increased electricity costs in Texas, increased saltwater disposal costs associated with the Henry properties. Because the disposal system in the Wolfberry is not as integrated in the asset base, as is the case on the shelf, specifically in Texas, we’re trucking more barrels of water and higher labor costs.
The last item that I wanted to mention to you before we got to Q&A is the G&A charge associated with the employees that we were fortunate enough to add from the Henry acquisition. Our purchase agreement with Henry included a provision, whereby our initial purchase price was reduced in exchange for our commitment to pay certain bonuses to persons we added, over the course of the next two years.
From an accounting perspective, we’re required to recognize that obligation over the period of service, rather than recording it as an assumed liability at the date of purchase. Although this obviously doesn’t change the cash impact of the payment on the company during this period, it will result in this obligation being reflected on the income statement as a part of general and administrative expense, until the obligation is completely satisfied in July of 2010. The aggregate amount that will be ratably charged to expense over this period is approximately $22 million. So, with that, we’ll now be happy to open the floor up and take any questions that you might have.

Q U E S T I O N S  A N D  A N S W E R S
Operator
(Operator Instructions). Questions will be taken in the order received. Your first question comes from the line of Joe Allman from JPMorgan. Please proceed, sir.

Joe Allman - JPMorgan Chase & Co. — Analyst
Yes, good morning, everybody.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
Tim Leach - Concho Resources, Inc. — Chairman and CEO
Hi, Joe.

Steve Beal - Concho Resources, Inc. — President and COO
Hi, Joe. Good morning.

Joe Allman - JPMorgan Chase & Co. — Analyst
Hi. Hey, Steve, could you give us a breakdown of production by area, if you have that available, for the most recent data?

Steve Beal - Concho Resources, Inc. — President and COO
Joe, I apologize. I don’t have it right in front of me right now. So, if we could, if we could — if Jack could follow up with you off-line on that — but I can tell you, just sort of painting with a broad brush, we’ve got about 60% or so of our production that comes off the Southeast New Mexico shelf. We’ve got about 4% or 5% or so that comes from the Southeast New Mexico Basin. And then, the balance are — about 35% or so comes from West Texas, which is dominated by the production out of the Wolfberry.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay, great. And then, maybe I missed this. I’m a little slow today. But, the CapEx reduction for ‘08 — I know you gave the items. So, what’s the reason for seven fewer wells, and fewer re-completions?

Steve Beal - Concho Resources, Inc. — President and COO
The biggest reason is, Joe, that we picked up some acreage, and our partner had, historically, not joined us on those wells. And they’ve elected to join for the balance of the wells that are going to be drilled this year. So, obviously, where we thought we were going to be drilling higher-interest wells, they’re now going to take their interest, and we’ll be drilling lower-interest wells.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. Okay. So it’s actually the same amount of activity, just less interest for you folks?

Steve Beal - Concho Resources, Inc. — President and COO
That’s right. That’s right. So it’s reduced net-well count.

Joe Allman - JPMorgan Chase & Co. — Analyst
Got you. Okay. And then, so — and you went over those impairments fairly quick. And so the Fayetteville Shale — so what — I mean, you’re just not going to drill it up, and say you had to impair it, or —?

Steve Beal - Concho Resources, Inc. — President and COO
Well -.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Joe, we — this is Tim. We still own that acreage. It still has term. As you remember, it’s kind of on the southern end of the — or edge of the fairway. And it’s just — we were planning some drilling activity up there, but under the current circumstances, it just doesn’t fit into our drilling plans. So we thought now would be a good time to impair it.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. Any plans on selling that, or trying to sell it, or —?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
I mean, we have conversations going on. In fact, we’re drilling a well, or — in the process of completing a well on our acreage up there with Chesapeake, to that [tail] zone that’s below the shale.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay — got you. And how about the other — there’s the Barnett-Woodford shale. I mean, does that — does the impairment that you took in the third quarter — is that pretty much write everything off there?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
It writes most of the acreage — or impairs most of the acreage in Culberson County. We still have one large block that’s the eastern-most block. All that shale activity that’s going on in Reeves County looks to be pretty successful. This stuff is just much further west, and we don’t have any near-term plans to drill anymore wells out there.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. And then, lastly on that — Woodford shale oil that you impaired?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Right. That well was a dry hole. We impaired that wellbore. We still think the acreage has some prospectivity. And we’re continuing to work on that.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. I’ll get back in the queue. Thanks.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Okay.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
Operator
Your next question comes from the line of Michael Jacobs, from Tudor, Pickering, Holt. Please proceed, sir.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Good morning.

Steve Beal - Concho Resources, Inc. — President and COO
Hi, Mike.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Hey, Mike.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
All right. Just thinking about your Blinebry base re-completes, and just wanted to dig into that a little bit more. Kind of — you previously started re-completing the Blinebry with these larger fracs. And thinking about how you said that some of the re-completes to the Paddock are pushed out; kind of thinking about that — if I’m thinking about it the right way, is it — were you previously re-completing to the Paddock — (inaudible) one to three months after completing the Blinebry, and now it’s probably six months out, as you’re trying to gather more data?

Steve Beal - Concho Resources, Inc. — President and COO
I think that’s probably a fair generalization. Yes, Mike.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay, so just thinking about that, and kind of comparing the data that you’ve gathered throughout the third quarter, it seems like you’ve got a good idea of three-month rates, with the larger Blinebry frac versus how you were frac-ing it before. Can you give us some indication as to what rates look like in just the first three months, if we were to compare apples to apples — the larger frac versus the smaller frac?

Steve Beal - Concho Resources, Inc. — President and COO
Mike, I think at this point, we’d like to defer that until the end of the year. I mean, we’ve got a number of wells, as I mentioned, that we’ve got differing amounts of history on, some of which we have — there’s a few we have six months of history, and there’s some that we have last-week sort of history. So, what we would prefer to do — and that — the distribution of those wells is pretty wide over the acreage position.
So, I think what we’re going to do is wait until we get to the end of the year, and get that data through our third-party engineer before we can — before we’d be prepared to comment. I think we’ll just leave it with the comment that we made, which is it appears — based on the data we have today — that we are capturing incremental reserves, and it’s not just an acceleration of rates from the modeled EURs.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay — appreciate that. Kind of moving on, and thinking about the ‘09 program and your comments, Tim, earlier, that it’s going to be somewhat of an analog to ‘08, and even though prices are going to be significantly lower. We had previously thought about the acquired Henry assets effectively doubling activity and, ultimately, getting to 16 rigs.
With ‘09 prices about two-thirds of ‘08 prices, you’re keeping rig activity flat. Just wanted to dig into the Wolfberry economics, and, perhaps, you can give us an idea of price versus cost? For example, if oil prices were to go up to $80, would you start adding rigs? Or how far — maybe you can give us an idea of your average rig rate in the Wolfberry, and where current spot rates are? And how far rates would have to drop for you to start escalating that rig activity?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
That’s a lot of questions, Mike. Let me try to remember, and answer as many as I can. We did anticipate, when we were talking earlier, increasing our — the number of rigs we were going to run on the Wolfberry assets. In fact, when we started the budgeting process, from the current eight-rig level, we were hoping we would end next year at 12 rigs. And, at that time, oil was somewhere between $80 and $100.
If you look at the economics that — on the Wolfberry wells — we’re already starting to see some — in the cost side of it, we’re starting to see some ability to reduce those costs. But we’re going to put a new presentation on our Website tomorrow that —we’re going to be appearing at the BofA conference. And there’ll be a slide there that will show that — down to $50 oil, if you reduce those capital costs by 15%, you get about a 20% rate of return.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay, great.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
And out of that — out of our total capital budget, as Steve mentioned — we’re going to be spending about 25% of our capital budget on that type of activity.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
In your current capital budget that you put forward, are you assuming that prices are going to decline?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Well, we assume —.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Oh, I’m sorry — costs.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Tim Leach - Concho Resources, Inc. — Chairman and CEO
— that we could —.

Steve Beal - Concho Resources, Inc. — President and COO
He said, costs.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Costs?

Steve Beal - Concho Resources, Inc. — President and COO
Yes.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
No, we did not assume that. And we looked at current costs, and we thought we could nominally cash-flow our capital budget at current activity levels, at that $65 and $66 level. The good thing we have about our drilling activity is we can kind of dial it up or dial it down, as we watch what the commodity prices and what costs are doing.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay, great. And then just one final question — just piggy-backing on Joe’s question on the — kind of the asset impairments —was that related more to drilling or kind of where differentials were?

Steve Beal - Concho Resources, Inc. — President and COO
Mike, this is Steve. I think it’s really related to a couple things. And one is the good problem that we have is we have so many projects and inventory that have such high rates of return, that as we look at stepping out onto the risk spectrum and spending capital on projects that, in a $6-gas-price environment, in our view, don’t have rates of return that compete, we just felt like —that given our lack of intention to proceed with any activity on those areas right now, that now was the time to recognize that.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay.

Steve Beal - Concho Resources, Inc. — President and COO
I do want to reiterate the point that Tim made earlier. It’s not that we’ve seen those leases expire. Those leases do still have term, and were conditions to warrant — be that prices improve significantly or some of the other parties who are active there crack the code, so to speak — that doesn’t necessarily mean we wouldn’t participate in that. We just don’t have plans to devote capital to those today.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Great. I’ll hop back in the queue. Thank you.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Thanks, Mike.

Operator
Your next question comes from the line of Mark Lear from Sidoti & Company. Please proceed.

Mark Lear - Sidoti & Company — Analyst
Good morning, guys.

Steve Beal - Concho Resources, Inc. — President and COO
Hi, Mark.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Good morning.

Mark Lear - Sidoti & Company — Analyst
Can you talk about the kind of results you’ve been seeing in the horizontal Wolfcamp play that would entice you guys to commit a rig there for all ‘09?

Steve Beal - Concho Resources, Inc. — President and COO
Yes, Mark. Generally, I think — I’m going to paint with a pretty broad brush here — I think that the kind of results that we saw when we drilled the discovery well in the play — the Reindeer Number One — we are continuing to see those kinds of well results. We talked in last quarter’s call about the second well we had drilled — or -— I’m sorry — the well we had drilled there once we reinitiated our program, and that well was making about 400 barrels equivalent a day. And so that’s kind of the — that’s the neighborhood that we’ve been encouraged by and, therefore, expect to continue to drill for.

Mark Lear - Sidoti & Company — Analyst
Got you. So you guys have benefited from seismic, and are finding this to be much more repeatable?

Steve Beal - Concho Resources, Inc. — President and COO
Well, I think it’s not just seismic. It’s a lot of — it’s a lot of — now it’s — there’s been a lot of activity in the area, so you’ve got far more well-control data than you’ve historically had. And our technical team has worked this pretty hard from a variety of different

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call
technical perspectives, including seismic data. And so we do feel far more comfortable today, in terms of being able to get a higher degree of predictability around what we’ll find when we drill.

Mark Lear - Sidoti & Company — Analyst
Got you. And you mentioned it’s only one township north of that core area. Have you guys done any testing to see if that pay does extend down to those core Southeast New Mexico shelf properties?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
We’ve got a well underway right now.

Mark Lear - Sidoti & Company — Analyst
Got you. When do you think we would hear some results there?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Oh, it’s probably end of the year type.

Mark Lear - Sidoti & Company — Analyst
Got you. And then, I guess, just looking at your guidance, and just — I wanted to get an idea in terms of what price levels you guys would start looking at maybe laying down some rigs. I guess you’d probably be looking at the Wolfberry before you would the Southeast New Mexico Shelf?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
That’s right.

Mark Lear - Sidoti & Company — Analyst
What sort of levels were you — would you be looking at, though?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Well, Mark, if you’d look at the release — I mean, below $65 sustained would not allow us to stay within 10% of estimated cash flow. So a sustained price below — much below that — we would start having those discussions.

Steve Beal - Concho Resources, Inc. — President and COO
Unless you saw a material movement downward in drilling-and-completion costs.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Tim Leach - Concho Resources, Inc. — Chairman and CEO
It’s pretty simple math to see that a 10% savings in drilling costs is $50 million. So, that’s an adult-sized number.

Mark Lear - Sidoti & Company — Analyst
Yes, definitely. All right. Thanks, guys.

Operator
Your next question comes from the line of Michael Scialla from Thomas Weisel Partners. Please proceed.

Michael Scialla - Thomas Weisel Partners — Analyst
Good morning, guys.

Steve Beal - Concho Resources, Inc. — President and COO
Good morning.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Good morning.

Michael Scialla - Thomas Weisel Partners — Analyst
It sounds like you haven’t forecasted a decrease in costs, but maybe kind of anticipating one with where we’re headed with oil prices. I know there’s a lot of rigs running in the basin. Are you seeing any rigs by any of your competitors being laid down at this point, or do you expect that to happen?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Oh, sure. I think Pioneer is — especially on the Texas side — is one of the largest operators that have announced their intentions concerning their rigs. You’re seeing pretty widespread reduction in capital programs which, I think, is going to help us quite a bit.

Michael Scialla - Thomas Weisel Partners — Analyst
Okay. And, then, in terms of the Wolfberry — I know you haven’t had the asset that long, but how much variability are you seeing there, in terms of depth and cost and EURs, as you look across your acreage?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
It’s very consistent.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Steve Beal - Concho Resources, Inc. — President and COO
Mike, we went into that — we bought those assets with an expectation that you’d see some degree of variability in EURs, depending on exactly where you were in the play. I think it’s fair to say we haven’t seen any more variability than we expected, as we drilled in those areas. For example, we have EUR ranges from about 120,000 to 125,000 BOEs, to about 165,000 BOEs. And when we drilled in places we thought it would be about 125,000, that’s about what it is. And where we drilled in places we thought it would be 165,000, that’s about what that is.

Michael Scialla - Thomas Weisel Partners — Analyst
Okay, good. And then, can you elaborate a little more on the constraints on the production that you’ve had over the year? I know gas processing was a problem in the first half. Can you talk about it a little bit more, specific to third quarter?

Steve Beal - Concho Resources, Inc. — President and COO
Yes. I mean, we really had kind of three major things that happened to us, the most recent which, of course, was the effect that we felt out here in the Permian from the hurricane that hit the coast. We had a fire in our oil refinery — in the refinery to which we send most of our oil in Southeast New Mexico, so that impacted us on the Southeast New Mexico shelf.
We also had what was kind of a freak storm that went through that part of the world, with straight-line, 98-mile-an-hour winds that caused some damage to a natural gas processing facility, through which we send a significant amount of our Southeast-New-Mexico-shelf gas. So, when you look at all of those things collectively, the impact on us this year is around 200,000 barrels of oil equivalent.

Michael Scialla - Thomas Weisel Partners — Analyst
Got it. Okay. And then, what’s the timing look like on your debt maturity?

Steve Beal - Concho Resources, Inc. — President and COO
2012.

Michael Scialla - Thomas Weisel Partners — Analyst
All of it?

Steve Beal - Concho Resources, Inc. — President and COO
2013 — it’s a five year facility. New facility we put in place in July when we closed the Henry acquisition — so we don’t’ have any maturities until 2013.

Michael Scialla - Thomas Weisel Partners — Analyst
That’s all I have. Thanks.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Thank you.

Operator
Your next question comes from the line of Houston Netherland, Natixis. Please proceed.

Houston Netherland - Natixis Bleichroeder — Analyst
Good morning. Just one question, here, on economics — you gave us an update on Wolfberry economics at $50 oil. Could you also give us a similar update on Yeso — what those economics might look like at $50?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
On comparable economics, it is about a 55% rate of return on the Yeso drilling.

Houston Netherland - Natixis Bleichroeder — Analyst
Okay. Does that assume your 10% to 15% NYMEX differential?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Right.

Houston Netherland - Natixis Bleichroeder — Analyst
Okay, great. Thanks very much.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Okay.

Operator
Your next question comes from the line of Jeff Robertson from Barclays Capital. Please proceed.

Jeff Robertson - Barclays Capital — Analyst
Thanks. Steve or Tim, are there — are you all seeing many opportunities to either expand in the plays that you’re currently involved in, or look at new plays, just given the capital constraints and the current environment?

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Well, Jeff, the number one focus is expanding in the plays where we already have a core area. And, yes, there are numerous opportunities in — probably in the third quarter — that’s increased rather than decreased, with the price going down. I wish I had a bigger balance sheet.

Jeff Robertson - Barclays Capital — Analyst
So do a lot of people. And you talk about costs, but are costs going to fall? Or is it just a function of the rig count falling before costs start to fall? Or what kind of discussions are you having with your vendors around 2009?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Well, I think everybody in the service business knows costs are going to come down. It’s a question of the rate of decline of costs. And we haven’t really seen the effect, yet, of a lot of rigs being laid down, although that’s coming.

Jeff Robertson - Barclays Capital — Analyst
Thank you.

Operator
Your next question is a follow up from the line of Joe Allman from JPMorgan. Please proceed.

Joe Allman - JPMorgan Chase & Co. — Analyst
Yes. Thanks you. Hi, again, everybody. So, I think it was Tim or Steve — just back to that question on the Fayetteville. So, you said that you’re actually participating in a well with Chesapeake. Could you talk about that, and where that is, and plans going forward? Will you continue participating in some wells?

Steve Beal - Concho Resources, Inc. — President and COO
Joe, generally, it’s kind of on the Southern — I guess the South, sort of Eastern —.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Eastern side.

Steve Beal - Concho Resources, Inc. — President and COO
— side of our acreage position. I think the well is awaiting completion, and the direction that we proceed after that, obviously, will be determined by what happens when we try to complete this well. So, I think it’s way too early for us to really comment with any definition around what we’ll do after that.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay, great — helpful. And then in the Lower Abo — could you talk about how many wells you’ve drilled at this point? And, if I remember correctly, the first well was very good. The second well had too much water. The third well — I think that’s the one you described in the press release — holding up pretty well. Fourth well, I think — no, no, I’m sorry. I think the third well you drilled further away, and then you stopped drilling it. The fourth well was the one that looks good in the press release. Can you talk — can you kind of just confirm that and talk about what other activity you’ve had?

Steve Beal - Concho Resources, Inc. — President and COO
Let me try to answer it this way. Since we reinitiated our program, the first well of which was the well we talked about in the second-quarter release, we have drilled or participated in about a handful of wells.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay.

Steve Beal - Concho Resources, Inc. — President and COO
Six wells. We have seen certainly far more consistent results from those than we did the first three wells we drilled back in 2007, early 2008. A well there takes about 25, 30 days to drill. So you’re generally — kind of as a broad characterization, you’re drilling about a well a month. We’ll have — we’ve got two rigs up there now. So, we’ll get a couple to three more wells drilled before the end of this year.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. And have those — have the wells, since you resumed that program — have they been close to the first well?

Steve Beal - Concho Resources, Inc. — President and COO
Some have. Some haven’t.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. Because I think that, if I’m not mistaken, there — I know it’s confusing — all the numbers I’m giving you — but I think, the third well, I think, was a step-out. Have you drilled any wells — have you resumed drilling that well and other wells around there? And can you talk about that?

Steve Beal - Concho Resources, Inc. — President and COO
We have drilled wells that far away, or further.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. And still the same consistency?

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Steve Beal - Concho Resources, Inc. — President and COO
Yes.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. Well, that’s good. Okay. And then — and the results of that — the well that you mentioned in the press release, how does that compare to the first well? Are they both holding up fairly well?

Steve Beal - Concho Resources, Inc. — President and COO
Yes.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Yes. They’re pretty similar results, Joe.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay, great. And, then, I know Jack was doing some work on this — but just the differentials that you’re seeing for your natural gas — I mean, what do you think is driving that? And what’s going to help that narrow some?

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Well, Joe, I mean, obviously, cooler weather will be a big factor, and the slowdown in drilling will be affected. But, as Steve mentioned, the futures curve for ‘09, at last as to the Permian, would indicate that those differentials are going to be back kind of like — looked like the normal $0.80 to $1.00 type of differential to NYMEX out here.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay. That’s helpful. Then, on the Blinebry, could you talk about — I know that you based your spacing, I think, on 20 acre — your locations on 20-acre spacing. Could you talk about what your drilling has been so far? And have you brought any down to 10s, and what those results might look like?

Steve Beal - Concho Resources, Inc. — President and COO
We have begun to bring some down to 10s, and the results look good. The big question that we are continuing to evaluate is the degree to which you can capture some of those 10-acre reserves with that 20-acre larger frac. But we believed, before we started drilling 10-acre Blinebry wells, that the Blinebry would be productive on 10s, just because of the nature of the rock. And, I think, based on what we’ve seen so far, we continue to believe that.

Joe Allman - JPMorgan Chase & Co. — Analyst
Okay, great. All right, great — very helpful. Thank you.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Operator
(Operator Instructions). Your next question is a follow-up from the line of Michael Jacobs from Tudor, Pickering, Holt. Please proceed.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Hey, just wanted to follow up; dig into economics a little bit. Of your eight rigs in the Wolfberry, and the eight on the shelf, can you give us a breakdown of how many rigs are contracted, and how quickly you can benefit from a change in day rates?

Steve Beal - Concho Resources, Inc. — President and COO
Mike, generally all of the rigs are contracted for some period of time, most of which run out at some point during the middle part of 2009. We do have a couple of rigs that go into 2010. Right now, the discussions that we’re having with vendors, including rig contractors, involve a lot of things, including changing rates in order to extend terms, or things we can do to mitigate the costs that we’re seeing.
So, I mean, we’ve got a variety of different vendors that we use on the rig side. All those contracts are different to one degree or another, whether they have some sort of early termination penalty that you would pay if you laid down a rig or not. A lot of the ones we have do not. So, we’ve got — we think we’ve got pretty reasonable flexibility there to address that.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Okay. And can you just give us, just for scope, an idea of your average day rate today, versus kind of directionally where rates are heading, and maybe some order of magnitude?

Steve Beal - Concho Resources, Inc. — President and COO
I guess, scoping-wise — and I’m kind of looking at Joe Wright, who, as you guys know, runs operations for us. I think, scoping-wise, the price talk we hear today would have prices going down 10% to 15% from where rig rates are today. For example, in the Wolfberry rates today, are between $15,000 and $16,000 a day. And the price top today is more in the $13,000 to $14,000 range.

Michael Jacobs - Tudor, Pickering, Holt & Co. Securities — Analyst
Great. Thank you very much.

Operator
At this time, there are no further questions in queue. I would now like to turn the call back over to Mr. Jack Harper for closing remarks.

Tim Leach - Concho Resources, Inc. — Chairman and CEO
Okay. Well, I appreciate everybody — this is Tim. I appreciate everybody listening in. And as I mentioned in the call, we are presenting tomorrow at the BofA conference. And there will be a new set of informational slides on our website. So thank you, once again, for your interest in Concho.

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F I N A L   T R A N S C R I P T
Nov. 12. 2008 / 10:00AM, CXO - Q3 2008 CONCHO RES INC Earnings Conference Call

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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